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                                                                   Exhibit 11(e)

                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2624







                                            February 14, 1996





The Galaxy Fund
4400 Computer Drive
Westboro, MA  01581-5108

Ladies and Gentlemen:

     We hereby consent to the reference to us under the caption "Counsel" in the Statement of Additional Information relating to your Massachusetts Municipal Bond Fund and Rhode Island Municipal Bond Fund (and certain other of your Funds) included in Post-Effective Amendment No. 27 to your Registration Statement on Form N-1A (No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/ Ropes & Gray
                                            ----------------
                                            Ropes & Gray